UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 25, 2012, the Board of Directors of Frisch’s Restaurants, Inc. took the following actions:

1     The Board of Directors authorized the Company to purchase, on the open market and in privately negotiated transactions, up to 450,000 shares of its common stock representing approximately 9 percent of the Company’s total outstanding shares. The authorization allows the purchases to begin immediately and to occur from time to time over the next three years.

2     The Board of Directors declared a special one-time dividend of $9.50 per share payable September 14, 2012 to shareholders of record at the close of business on August 31, 2012. The total amount of the special dividend payment will be approximately $46.9 million based on the present number of shares outstanding.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 — News release issued by the Company on July 27, 2012 is filed herewith.

Exhibit 99.2 — News release issued by the Company on July 30, 2012 is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE July 30, 2012	BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President-Finance, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer